UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 19, 2008
APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14316	33-0488566

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26220 Enterprise Court Lake Forest, California	92630

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 639-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On June 18, 2008, Apria Healthcare Group Inc. (“Apria” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sky Acquisition LLC, a Delaware limited liability company (“Buyer”) and Sky Merger Sub Corporation, a Delaware corporation and wholly-owned subsidiary of Buyer (“Merger Sub”). Buyer is controlled by a private investment fund affiliated with The Blackstone Group (“Blackstone”), which is providing a portion of the funding for the transaction.
     The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Buyer. As of the effective time of the Merger, each issued and outstanding share of common stock of the Company will be cancelled and converted into the right to receive $21.00 in cash, without interest (the “Merger Consideration”). Buyer and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Buyer to pay the aggregate Merger Consideration and all related fees and expenses. Debt financing commitments of $1.15 billion have been provided by a syndicate comprised of Bank of America, Wachovia Bank, and Barclays Capital. Consummation of the Merger is not subject to a financing condition, but is subject to various other conditions, including adoption of the Merger Agreement by the Company’s stockholders, expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The companies expect to close the transaction during the second half of 2008.
     The Company has made various representations and warranties and agreed to certain covenants in the Merger Agreement, including covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the closing of the Merger, governmental filings and approvals, public disclosures and other matters.
     The Merger Agreement contains certain termination rights for both the Company and Buyer. The Merger Agreement provides that, upon termination under specified circumstances, the Company would be required to pay Buyer a termination fee. The Merger Agreement further provides that, upon termination under other specified circumstances, Buyer would be required to pay the Company a reverse termination fee. The reverse termination fee potentially payable by Buyer is guaranteed by an investment fund affiliated with Blackstone, in a separate limited guarantee.
     Under the Merger Agreement, the Company and its advisors are permitted to actively solicit alternative acquisition proposals from third parties until July 24, 2008. After that date, the Company is not permitted to solicit alternative acquisition proposals and may only respond to certain unsolicited proposals prior to obtaining Company stockholder approval. If the Company’s board of directors accepts a superior proposal, the Merger Agreement would be terminated and the Company would be obligated to pay a termination fee.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Buyer or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Credit Agreement
     On June 18, 2008, Apria also entered into a $280 million credit facility pursuant to a Credit Agreement with Banc of America Bridge LLC, Barclays Capital PLC and Wachovia Capital Markets, LLC (the “Credit Agreement”). Proceeds of the new credit facility will be used to fund potential repurchases of Apria’s 3.375% Convertible Senior Notes due 2033 and to pay certain tax liabilities related thereto. The loans under the credit facility bear interest at a rate of eleven per cent (11%) per year with a maturity date of March 1, 2009. In addition, the Company paid usual and customary bank fees in connection with entering into the Credit Agreement. The Credit Agreement includes restrictions on the Company regarding additional indebtedness, business operations, liens, transfers and sales of assets, and transactions with affiliates. The Credit Agreement also contains customary events of default which would permit the lenders to accelerate borrowings under the Credit Agreement if not cured within applicable grace periods, including the failure to make timely payments under the Credit Agreement and the failure to follow certain covenants. The foregoing description of the provisions of the Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this Current Report is hereby incorporated into this Item 2.03.
Item 8.01 Other Events.
     On June 19, 2008, the Company and Blackstone issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Forward-Looking Statements
     This Current Report and the exhibits attached herewith contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed acquisition of Apria by Blackstone and the risks and uncertainties related to the occurrence of future events. These forward-looking statements are based on management’s current expectations, assumptions, estimates and projections about the current economic environment, Apria and its industry. Certain factors that could cause actual events not to occur as expressed in the forward-looking statement include, but are not limited to, (i) the failure to obtain the necessary approval by Apria’s stockholders and, antitrust clearance in a timely manner or at all, and (ii) the satisfaction of various other closing conditions contained in the definitive merger agreement. Other potential risks and uncertainties are discussed in Apria’s reports and other documents filed with the SEC from time to time. Apria assumes no obligation to update the forward-looking information. Such forward-looking statements are based upon many estimates and assumptions and are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of Apria’s management. Inclusion of such forward-looking statements herein should not be regarded as a representation by Apria that the statements will prove to be correct.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     In connection with the proposed acquisition by Buyer, Apria intends to file a proxy statement and other relevant documents concerning the transaction with the SEC. STOCKHOLDERS OF APRIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION.
     Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by Apria through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement, when available, and the Company’s other filings with the SEC also may be obtained from Apria. Free copies of Apria’s filings may be obtained by directing a request to the Investor Relations Department at Apria. In addition, investors and security holders may access copies of the documents filed with the SEC by Apria on Apria’s website at www.apria.com, when they become available.
     Apria, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Apria’s stockholders with respect to the transactions contemplated by the definitive agreement between Buyer and Apria. Information regarding Apria’s directors and executive officers is contained in Apria’s Annual Report on Form 10-K for the year ended December 31, 2007 and its definitive proxy statement filed with the SEC on April 9, 2008 for its 2008 Annual Meeting of Stockholders, which are filed with the SEC. As of March 20, 2008, Apria’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 2,428,845 shares, or 5.54%, of Apria’s common stock. You can obtain free copies of these documents from Apria using the contact information set forth above. Additional information regarding interests of such participants will be included in the proxy statement that will be filed with the SEC and available free of charge as indicated above.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
Number	Reference
2.1	Agreement and Plan of Merger, dated as of June 18, 2008, by and among the Company, Buyer, and Merger Sub.*

10.1	Credit Agreement, dated as of June 18, 2008, by and among the Company, Lenders, Banc of America Bridge LLC, Barclays Capital and Wachovia Capital Markets, LLC.

99.1	Press Release issued by the Company on June 19, 2008.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
/s/ Peter A. Reynolds
Peter A. Reynolds
Chief Accounting Officer and Controller

June 20, 2008

EXHIBIT INDEX

Exhibit
Number	Reference
2.1	Agreement and Plan of Merger, dated as of June 18, 2008, by and among the Company, Buyer, and Merger Sub.*

10.1	Credit Agreement, dated as of June 18, 2008, by and among the Company, Lenders, Banc of America Bridge LLC, Barclays Capital and Wachovia Capital Markets, LLC

99.1	Press Release issued by the Company on June 19, 2008.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.